UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report
(Date of earliest event reported):

May 3, 2018

HERITAGE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

WASHINGTON	0-29480	91-1857900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Fifth Avenue S.W. Olympia WA	98501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (360) 943-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of Heritage Financial Corporation (the “Company”) was held on May 2, 2018.

(b)
There were a total of 34,013,413 of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 30,354,891 shares of common stock were represented in person or by proxy, therefore a quorum was present. The following proposals were submitted by the Board of Directors to a vote of shareholders:

Proposal 1. Election of Directors. The following individuals were elected as directors for one year terms:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
	# of votes	# of votes	# of votes	# of votes
Brian S. Charneski	26,113,081	390,251	8,568	3,842,991
John A. Clees	26,248,147	235,798	27,955	3,842,991
Stephen A. Dennis	26,207,406	241,904	62,590	3,842,991
Kimberly T. Ellwanger	26,097,456	384,562	29,882	3,842,991
Deborah J. Gavin	26,238,879	242,766	30,255	3,842,991
Jeffrey S. Lyon	26,096,625	371,113	44,162	3,842,991
Gragg E. Miller	26,247,003	245,842	19,055	3,842,991
Anthony B. Pickering	26,149,832	322,307	39,761	3,842,991
Brian L. Vance	26,246,728	223,804	41,368	3,842,991
Ann Watson	26,181,712	298,228	31,960	3,842,991
Based on the votes set forth above, the above named directors were duly elected to serve as directors of the Company for a one year term expiring at the annual meeting of shareholders in 2019 and until their respective successors have been duly elected and qualified.

Proposal 2. Advisory (Non-binding) approval of the compensation of the Company’s named executive officers. This proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
25,276,624	1,088,184	147,092	3,842,991

Based on the votes set forth above, the compensation of the Company’s named executive officers was approved by shareholders.

Proposal 3. Ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018. This proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
30,197,560	142,306	15,025	-

Based on the votes set forth above, the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 was duly ratified by the shareholders.

(c)	None.

(d)	None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HERITAGE FINANCIAL CORPORATION

By:	/S/ BRIAN L. VANCE
Brian L. Vance President and Chief Executive Officer

Date: May 3, 2018

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